UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              May 5, 2011

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND                         000-04258                22-1897375

(State or other jurisdiction     (Commission        (IRS Employer

of incorporation)                 File Number)    Identification Number)

3499 Route 9N, Suite 3C, Freehold, NJ    07728

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code         (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12

[  ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders was held on May 5, 2011.  There were 34,830,084 shares of common stock entitled to vote at the meeting and a total of 31,325,038 shares (89.93%) were represented at the meeting.  The proposals submitted to the vote of the shareholders and the results of the vote were as follows:

Proposal 1 – For the election of the following nominees for Director:

Director	For	Against	Broker Non-Votes
Neal Herstik	18,870,849	3,727,360	8,726,829
Matthew I Hirsch	16,528,783	6,069,426	8,726,829
Stephen B. Wolgin	16,950,885	5,647,324	8,726,829

Proposal 2 – To ratify the appointment of PKF LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2011:

No. of Votes
For	30,774,191
Against	488,418
Abstain	62,429

Proposal 3 – To approve an advisory vote on executive compensation:

No. of Votes
For	19,541,064
Against	2,835,580
Abstain	221,565
Broker Non-Votes	8,726,829

Proposal 4 – To approve an advisory vote on executive compensation to be held every one, two or three years:

No. of Votes
One Year	10,048,227
Two Years	220,733
Three Years	12,185,987
Abstain	143,262
Broker Non-Votes	8,726,829

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934,

     the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                MONMOUTH REAL ESTATE INVESTMENT CORPORATION

                                /s/   Maureen Vecere

                                MAUREEN VECERE

                                Chief Financial and Accounting Officer

     Date        June 14, 2011